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                                                                  EXHIBIT 99.5


                          SHAMAN PHARMACEUTICALS, INC.

                  NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT



                 AGREEMENT made the ____ day of __________, 199_ by and between Shaman Pharmaceuticals, Inc., a corporation (the "Company") organized and existing under the laws of the State of California, and ____________________, a member of the Company's Board of Directors to whom the option grant evidenced by this Agreement is hereby made (the "Optionee").

                 WHEREAS the Company's Board of Directors (the "Board") has adopted, and the stockholders have approved, the Company's 1992 Stock Option Plan, as amended (the "Plan"), for the purpose of attracting and retaining the services of key employees (including officers and directors), and non-employee members of the Board and consultants and other independent contractors of the Company and its parent or subsidiary organizations.

                 WHEREAS Optionee is a non-employee Board member who is entitled to receive an option to acquire shares of the Company's common stock pursuant to the automatic option grant program in effect for non-employee Board members under the Plan. This Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic option grant made to such Optionee thereunder.

                 WHEREAS the granted option is not intended to be an incentive stock option ("Incentive Option") within the meaning of Section 422 of the Internal Revenue Code.

                 NOW, THEREFORE, it is hereby agreed as follows:

                 1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, Company hereby grants to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to ____________________ (_______) shares of the Company's common stock (the "Option Shares"). The Option Shares shall be purchasable from time to time during the option term at the price of $_____ per share (the "Option Price").

                 2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the last day of such ten (10)-year period (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 5 or Paragraph 7.A or sooner cancelled in accordance with Paragraph 8.





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                 3.       LIMITED TRANSFERABILITY.  This option may, in
connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

                 4. EXERCISABILITY. This option shall become exercisable in a series of twenty-four (24) successive equal monthly installments over Optionee's period of Board service, with the first such installment to become exercisable one (1) month after the automatic grant date.

                 Once this option becomes exercisable for one or more installments of the Option Shares, those installments shall accumulate, and this option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 7.A or the cancellation of this option under Paragraph 8.

                 5. CESSATION OF BOARD MEMBERSHIP. Should Optionee's service as a Board member cease for any reason while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

                                (i)        This option shall immediately
         terminate and cease to be outstanding for any Option Shares for which it is not otherwise exercisable at the time of the Optionee's cessation of Board service.

                               (ii) Should Optionee cease for any reason other than death to serve as a member of the Board, then Optionee shall have a six (6)-month period measured from the date of such cessation of Board service in which to exercise this option for up to that number of Option Shares (if any) for which this option is, in accordance with the provisions of this Agreement, exercisable at the time of such cessation of Board service. In no event, however, may this option be exercised at any time after the expiration of the maximum ten (10)-year term in effect for such option.

                              (iii) Should Optionee die while serving as a Board member or within six (6) months after cessation of Board service, then the personal representative of the Optionee's estate (or the person or persons to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have the right to exercise this option for any or all of the Option Shares for which this option is, in accordance with the provisions of this Agreement, exercisable at the time of the Optionee's cessation of Board service, less any Option Shares subsequently purchased by Optionee





                                       2.
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         prior to death.  Such right shall cease to be exercisable, and this option shall accordingly terminate with respect to those Option Shares, upon the earlier of (i) the expiration of the twelve
         (12)-month period measured from the date of Optionee's death or (ii) the expiration of the ten (10)-year maximum term in effect for this option.

                 6. ADJUSTMENT IN OPTION SHARES. In the event any change is made to the common stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class effected without the Company's receipt of consideration, appropriate adjustments shall automatically be made to (i) the class and/or number of securities subject to this option and (ii) the Option Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                 7.       CORPORATE TRANSACTION/CHANGE IN CONTROL.

                 A.       In the event of any of the following
stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):

                        (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                       (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; or

                      (iii) any reverse merger in which the Company is the surviving entity but in which the securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from than those who held those securities immediately prior to such merger, this option, to the extent outstanding at such time
but not otherwise fully exercisable, shall automatically accelerate so that the option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all the Option Shares at the time subject to this option and may be exercised for any or all of such Option Shares. Upon the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.





                                       3.
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                 B.       This option, to the extent outstanding but not
otherwise at the time fully exercisable, shall automatically accelerate in connection with a Change in Control so that this option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of such Option Shares. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the maximum ten (10)-year term in effect for this option, (ii) the sooner termination of the option in accordance with Paragraph 5 or 7.A of this Agreement or (iii) the cancellation of this option in accordance with Paragraph 8. For purposes of this Agreement, a Change in Control shall be deemed to occur in the event:

                        (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

                      (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                 C. This Agreement shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                 8.       LIMITED STOCK APPRECIATION RIGHT

                 Optionee is hereby granted a limited stock appreciation right in tandem with this option, exercisable upon the terms and conditions set forth below:

                 (a) Should a Hostile Take-Over occur, then this option shall automatically be cancelled with respect to all the Option Shares at the time subject to such option. The optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of the Company's common stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate option price payable for such shares.





                                       4.
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                 (b)     The cash distribution shall be paid to the
         Optionee within five (5) days following the consummation of the Hostile Take-Over, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled and the Optionee shall cease to have any further right to acquire any Option Shares under this Agreement.

                 (c) For purposes of this limited stock appreciation right, the following definitions shall be in effect:

                 - A HOSTILE TAKE-OVER shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

                 - The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share of the Company's common stock on the date of the option cancellation, as determined in accordance with the valuation provisions of paragraph 10.B of the Agreement, or (b) the highest reported price paid per share of such common stock by the tender offeror in effecting the Hostile Take-Over.


                 9. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price for the purchased shares.

                 10.      MANNER OF EXERCISING OPTION.

                 A. In order to exercise this option with respect to any or all Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following action:

                        (i) Execute and deliver to the Secretary of the Company a written notice of exercise (the "Exercise Notice") in substantially the form of attached Exhibit I.

                        (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:





                                       5.
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                                  - full payment in cash or check made payable
         to the Company's order;

                                  - full payment in shares of the Company's
         common stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such terms are defined below);

                                  - full payment in a combination of shares of
         the Company's common stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Company's order; or

                                  - full payment through a sale and remittance
         procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares and (II) shall concurrently provide directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                              (iii) Furnish appropriate documentation that the person or persons exercising the option (if not the Optionee) have the right to exercise this option.

                 B. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Option Price for the purchased shares must accompany such Exercise Notice. For all valuation purposes under this Agreement, the Fair Market Value of a share of common stock on any relevant date shall be determined in accordance with the following provisions:

                        (i) If the common stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, then the fair market value shall be the closing selling price per share of common stock on the date in question, as reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the common stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists on the Nasdaq National Market shall be determinative of fair market value.





                                       6.
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                      (ii)        If the common stock is at the time listed or
         admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of common stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the common stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no such reported price for the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                 (c) As soon after the Exercise Date as practical, the Company shall mail or deliver to or on behalf of the Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the shares for which the option has been exercised in accordance with the provisions of this Agreement.

                 (d) In no event may this option be exercised for any fractional shares.

                 11.      COMPLIANCE WITH LAWS AND REGULATIONS.

                 (a) The exercise of this option and the issuance of Option Shares upon the exercise of this option shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Company's common stock may be listed at the time of such exercise and issuance.

                 (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

                 12. NOTICES. Any notice required to be given to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Chief Financial Officer at the Corporate Offices at 213 East Grand Avenue, South San Francisco, California CA 94080. Any notice to be given to Optionee shall be in writing and addressed to him at the address indicated below his signature line in this Agreement. Any such notice shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

                 13. SUCCESSORS AND ASSIGNS. Except as otherwise expressly set forth in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the administrators, heirs, legal representatives and assigns of the Optionee and of the Company.





                                       7.
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                 14.      INTERPRETATION OF THIS AGREEMENT.  This Agreement and
the option evidenced hereby are made and granted pursuant to the automatic grant provisions in effect under the Plan for non-employee Board members and are in all respects limited by and subject to the express provisions of the Plan applicable to such automatic grants.

                 15. LIABILITY OF COMPANY. The inability of Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any common stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the common stock as to which approval shall not have been obtained. The Company however, shall use its best efforts to obtain all such approvals.

                 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

                 17. NO IMPAIRMENT OF RIGHTS. Nothing in this Agreement or in the Plan shall be deemed to impair or otherwise restrict the rights of the Company or the stockholders to remove the Optionee from the Board at any time pursuant to the provisions of applicable law.

                 IN WITNESS WHEREOF, Shaman Pharmaceuticals, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer, and the Optionee has executed this Agreement, all as of the day and year indicated above.

                                       SHAMAN PHARMACEUTICALS, INC.


                                       By:
                                          --------------------------------


                                       Title:
                                              ----------------------------



                                        -----------------------------------
                                                      OPTIONEE

                              Address
                                        -----------------------------------


                                        -----------------------------------





                                       8.
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                                   EXHIBIT I

                       NOTICE OF EXERCISE OF STOCK OPTION


                 I hereby notify Shaman Pharmaceuticals, Inc. (the "Company") that I elect to purchase ________________________________________ shares of common stock of the Company (the "Purchased Shares") at the option price of $_____ per share (the "Option Price") pursuant to that certain option (the "Option") granted me on _______________, 199_.

                 Concurrently with the delivery of this Exercise Notice to the Chief Financial Officer of the Company, I shall hereby pay to the Company the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Option Price for the Purchased Shares.



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Date                                                  OPTIONEE

                                Address:
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Print name in exact manner
it is to appear on the
stock certificate:
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Address to which certificate
is to be sent, if different
from address above:
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Social Security Number:
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